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                                                                     Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             MCM CAPITAL GROUP, INC.

                The name of the corporation is MCM Capital Group, Inc. and it was incorporated in the State of Delaware on April 29, 1999. This Restated Certificate of Incorporation was duly adopted in accordance with Section 242 and
Section 245 of the General Corporation Law of the State of Delaware.

                                   ARTICLE ONE

                The name of the corporation is MCM Capital Group, Inc.

                                   ARTICLE TWO

                The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

                The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                The corporation shall have perpetual existence.

                                  ARTICLE FIVE

                A. The corporation is authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of Common Stock that the corporation shall have authority to issue is 50,000,000 and each of such shares shall have a par value of $.01; and the total number of shares of Preferred Stock that the corporation shall have the authority to issue is 5,000,000 and each of such shares shall have a par value of $.01.

                B. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the corporation, each of said series to be distinctly designated. The voting powers, preferences and relative, participating, optional, and other special rights, and the qualifications, limitations, or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences, and relative, participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, of each such series to the fullest extent permitted by law.

                                   ARTICLE SIX

                The Board of Directors of the corporation has the power to adopt, amend, and repeal any or all of the Bylaws of the corporation.

                                  ARTICLE SEVEN

                Election of members to the Board of Directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                Meetings of the stockholders of the corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                The stockholders of the corporation shall have the power to remove any director or the entire board of directors of the corporation, with or without cause, only upon the vote of the holders of two-thirds of the shares entitled to vote for the election of directors.

                                  ARTICLE EIGHT

                A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term of terms of office.


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                                  ARTICLE NINE

                A. The corporation shall to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in this section with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized in advance by the Board of Directors of this corporation.

                B. The right to indemnification conferred in this section shall include the right to be paid by the corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

                C. If a claim under the two preceding paragraphs of this section is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
(20) days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid


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also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses only upon a final adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses under this section or otherwise shall be on the corporation.

                D. The rights to indemnification and advancement of expenses conferred in this section shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, the corporation's certificate of incorporation, as it may be amended or restated from time-to-time, any agreement, vote of stockholders or disinterested directors, or otherwise. No amendment or repeal of this Article Nine shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

                E. The corporation shall have the power to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The corporation may also create a trust fund, grant a security interest and/or use other means (including, but not limited to letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                F. For purposes of this section, references to the "corporation" shall include any subsidiary of this corporation from and after the acquisition thereof by this corporation, so that any person who is a director, officer, employee or agent of such subsidiary after the acquisition thereof by this corporation shall stand in the same position under the provisions


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of this section as such person would have had such person served in such position for this corporation.

                G. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                                   ARTICLE TEN

                A. Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law, the corporation shall not, following the closing of the initial public offering of the corporation's Common Stock (the "IPO Date"), engage in any business combination with any interested stockholder unless: (1) prior to the time that such stockholder became an interested stockholder, but after the IPO Date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder (provided that such transaction was consummated after the IPO Date), the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to the time that such stockholder became an interested stockholder, but after the IPO Date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

                B. The restrictions contained in this Article Ten shall not apply if:

                   (1) the corporation does not have a class of voting stock that is (i) listed on a national securities exchange; (ii) authorized for quotation on an The NASDAQ Stock Market; or (iii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder;

                   (2) a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder and (ii) would not, at any time within the 3-year period immediately prior to a business combination between the corporation and such


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stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership; or

                   (3) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which:
(i) constitutes one of the transactions described in the second sentence of this paragraph; (ii) is with or by a person who either was not an interested stockholder during the previous 3 years or who became an interested stockholder during the previous 3 years or who became an interested stockholder with the approval of the Corporation's board of directors; and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than 1) who were directors prior to any person becoming an interested stockholder after the IPO Date or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the corporation (except for a merger in respect of which, pursuant to section 251(f) of the Delaware General Corporation Law, no vote of the stockholders of the corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or their disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation (other than to any direct or indirect wholly-owned subsidiary or to the corporation) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the corporation. The corporation shall give not less than 20 days notice to all interested stockholders prior to the consummation of any of the transactions described in clauses (x) or (y) of the second sentence of this paragraph.

                C. As used in this Article Ten only, the term:

                   (1) "affiliate" means a person that directly, or indirectly through one or more intermediates, controls, or is controlled by, or is under common control with, another person.

                   (2) "associate," when used to indicate a relationship with any person, means (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock,
(ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person or (iv) any parent, sibling or child of such person and any sibling of a parent of such person or any child of such sibling.


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                   (3) "business combination," when used in reference to the
corporation and any interested stockholders, means:

                       (i) any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with (A) the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (a) of this Article Ten is not applicable to the surviving corporation;

                       (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) except proportionately as a stockholder of the corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

                       (iii) any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder, except (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the corporation or any such subsidiary which securities were outstanding prior to the later of (I) time that the interested stockholder became such and (II) the IPO date, (B) pursuant to a merger under
Section 251(g) of the Delaware General Corporation Law, (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the interested stockholder became such, (D) pursuant to an exchange offer by the corporation to purchase stock made on the same terms to all holders of said stock, or (E) any issuance or transfer of stock by the corporation; provided, however, that in no case under (C)-(E) above shall there be an increase in the interested stockholder's proportionate share of the stock of any class or series of the corporation or of the voting stock of the corporation;

                       (iv) any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or


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                       (v) any receipt by the interested stockholder of the
benefit, directly or indirectly (except proportionately as a stockholder of the corporation) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) above) provided by or through the corporation or any direct or indirect majority-owned subsidiary.

                   (4) "control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly , of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or entity shall be presumed to have control of such corporation, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article Ten, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

                   (5) "interested stockholder": means any person (other than the corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term "interested stockholder" shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation; provided that such person shall be an interested stockholder if thereafter he acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (9) of this subsection but shall not include any other unissued stock of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                   Notwithstanding the foregoing, in no event shall (a) (i) Triarc Companies, Inc., Nelson Peltz, or Peter W. May or (ii) Consolidated Press Holdings Limited, C.P. International Investments Limited, or Peter Stewart Nigel Fraser, or any of their respective affiliates and associates (each, a "Grandfathered Person"), be or become an interested stockholder so long as the percentage of shares of voting stock of the corporation a Grandfathered Person owns does not exceed the percentage of shares of voting stock it owned immediately prior to the IPO Date plus one percent (1%) (the "Percentage") (provided that a Grandfathered Person shall not be or become an interested stockholder as a result of corporate action taken solely by the corporation that causes the Grandfathered Person to


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exceed the Percentage if thereafter the Grandfathered Person does not acquire additional shares of voting stock of the corporation except as a result of further corporate action taken by the corporation) or (b) a person who acquires ownership of any of the shares of Common Stock owned by a Grandfathered Person, or the affiliates or associates of any such person (other than pursuant to a sale made (i) in a registered public offering, (ii) pursuant to Rule 144 under the Securities Act of 1933, as amended, or (iii) through a normal brokerage transaction or to a dealer in the securities), be or become an interested stockholder solely by becoming the owner of such shares so long as any such person, and its affiliates or associates, do not own more than the Percentage plus one percent (1%) (the "Transferee Percentage") (provided that no such person shall be or become an interested stockholder as a result of action taken solely by the corporation that causes such person to exceed the Transferee Percentage if thereafter the person does not acquire additional shares of voting stock of the corporation except as a result of further corporate action taken by the corporation).

                   (6) "person" means any individual, corporation, partnership, unincorporated association or other entity.

                   (7) "stock" shall mean, with respect to any corporation, capital stock, and with respect to any other entity, any equity interest.

                   (8) "voting stock" means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors, and with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

                   (9) "owner" including the terms "own" and "owned" when used with respect to any stock means a person that individually or with or through any of its affiliates or associates:

                       (i) beneficially owns such stock, directly or indirectly; or

                       (ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                       (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of clause (ii) of this paragraph), or disposing of such stock with any


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other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

                D. The corporation hereby elects not to be governed by Section 203 of the Delaware General Corporation Law.

                E. The corporation expressly denies the application of the Arizona Corporate Takeover Laws, Arizona Revised Statutes Sections 10-2701 et seq., or any successor thereto.

                                 ARTICLE ELEVEN

                The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law.

                IN WITNESS WHEREOF, MCM CAPITAL GROUP, INC., caused this Restated Certificate of Incorporation to be signed by the undersigned duly authorized officer who declares under penalty of perjury that the matters set forth in the foregoing Restated Certificate of Incorporation are true and correct to his knowledge.

Dated: June __, 1999.

                                    MCM CAPITAL GROUP, INC.


                                    By: ________________________________________
                                        Gregory G. Meredith
                                        Secretary


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